BOVITZ
                         _______________
                        & CO., CPA, P. C.

                   CERTIFIED PUBLIC ACCOUNTANTS



                      CONSENT OF INDEPENDENT
                   CERTIFIED PUBLIC ACCOUNTANTS


Perma-Fix Environmental Services, Inc.
Gainesville, Florida

We hereby consent to the incorporation by reference into this Registration Statement on Form S-3 of our report dated January 26, 1999, relating to the combined financial statements and schedule of Chemical Conservation Corporation, Chemical Conservation of Georgia, Inc., and Chem-Met Services, Inc. and subsidiaries appearing in the Report on Form 8-K/A, earliest event June 1, 1999 of Perma-Fix Environmental Services, Inc.



                                   /s/ Robert L. Bovitz
                                   Robert L. Bovitz
                                   Bovitz & Co., CPA, P.C.


Trenton, Michigan
September 16, 1999




1631 Kingsway Court * P.O. Box 445 / Trenton, Michigan 48183-0445
      Phone: (734) 671-5300 / Fax: (734) 671-6504 / Website:
bovitzcpa.com /
                   E-Mail: bovitz@bovitzcpa.com